                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 May 1, 2001
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                         Pooling and Servicing Agreement
                            dated as of April 1, 2001
                          providing for the issuance of

                                  $510,818,579

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-3

              Delaware             333-57794-02            94-2528990

             (State or other      (Commission              (IRS Employer
              jurisdiction of      File Number)            Identification
              Incorporation)                                    Number)

                             75 NORTH FAIRWAY DRIVE
                          VERNON HILLS, ILLINOIS 60061

                    (Address of principal executive offices)

                Registrant's telephone number, including area code:

                                 (847) 549-6500

Item 1.  Changes in Control of Registrant. Not applicable.

Item 2.  Acquisition or Disposition of Assets. Not applicable.

Item 3.  Bankruptcy or Receivership. Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant. Not applicable.

Item 5.  Other Events.

The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Credit Suisse First Boston Corporation (the "Underwriter") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 6.  Resignation of Registrant's Directors. Not applicable.

Item 7.  Financial Statements and Exhibits.

The following Exhibit is filed separately, under cover of Form SE (filed April 27, 2001 under CIK #0000314643) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

99.1 Certain Computational Materials prepared by the Underwriter in connection with Washington Mutual Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 2001-3.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of Washington Mutual Mortgage Securities Corp. relating to its Mortgage Pass-Through Certificates, Series 2001-3.

Item 8.  Change in Fiscal Year. Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S. Not applicable.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 1, 2001.

                                            WASHINGTON MUTUAL MORTGAGE
                                            SECURITIES CORP.
                                            (Registrant)

                                            By: /s/Thomas G. Lehmann
                                            -----------------------------------
                                            Thomas G. Lehmann
                                            Vice President and
                                            General Counsel
                                            (Authorized Officer)